SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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PALM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following is an e-mail sent by Palm Chairman and CEO Jon Rubinstein to Palm employees on April 28, 2010:

Employee Email

CONFIDENTIAL – DO NOT FORWARD

Team,

Over the past two years, we have made remarkable progress transforming Palm. We returned to our innovative roots and delivered some of the best mobile experiences on the market. Today, we are taking a huge step forward in accelerating that strategy with the announcement of a merger with HP.

I am very excited about the potential of this merger (and not only because I started my career there). HP recognizes the value in our platform, our IP and our people, and that is all a result of your hard work. In a very short period of time, we amassed a world-class team, brought webOS to market with widespread acclaim, launched four new devices, and launched in eight countries. In short, we have delivered on our original plan.

HP is a world-class company which brings the extensive resources necessary to scale the Palm webOS platform. Together, Palm and HP share a history of innovation and technology leadership, and I look forward to working with them to accelerate the development and adoption of Palm webOS.

There are many decisions to be made and questions to be answered in the coming months as we turn to completing a successful integration. During this process, we must remain laser focused on our priorities––increasing sell through and customer satisfaction, and continuing to work on our innovative product roadmap.

I’m sure you’d like to hear more about this announcement, and perhaps ask some questions, so please join me in the multi-purpose room at 5:00 p.m. today for an all hands meeting. For those of you not located in Sunnyvale, we will provide a dial-in number in the meeting invitation.

One last public service announcement––as you might expect, this development may generate considerable interest from the media and shareholder community. If you are contacted by a reporter, please refer them to Lynn Fox at lynn.fox@palm.com, and if you are contacted by an investor or financial analyst, please refer them to Teri Klein at teri.klein@palm.com.

Thanks again for all your hard work, and go Palm and HP!!

jon

Important Information for Palm Stockholders

In connection with the proposed merger, Palm will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS ARE URGED TO

READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT PALM FILES WITH THE SEC WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS.

Palm and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about Palm’s directors and executive officers is set forth in the proxy statement for Palm’s 2009 annual meeting of stockholders, which was filed with the SEC on August 13, 2009. Information about HP’s directors and executive officers is set forth in the proxy statement for HP’s 2010 annual meeting of stockholders, which was filed with the SEC on January 27, 2010, and in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, which was filed with the SEC on December 17, 2009. Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the merger when it is filed with the SEC. The proxy statement, any additional proxy materials and Palm’s other SEC filings are, or when filed will be, available free of charge at the SEC’s website at www.sec.gov, by going to Palm’s Investor Relations page on its corporate website or by contacting Palm’s Investor Relations department by e-mail at teri.klein@palm.com, by phone at (408) 617-7000, or by mail at Palm, Investor Relations, 950 West Maude Avenue, Sunnyvale, California 94085.

The following are speaking points used by Palm in connection with the announcement of the merger with HP:

SPEAKING POINTS FOR PALM VP/SVP LEADERS TO EMPLOYEES

•	It has been a busy few months at Palm, and it’s going to get even busier as today’s announcement accelerates our plans.

•	This process was entered into because the leadership team and the board took a close look at the business and determined we needed to increase our scale and speed of development to succeed.

•

Following a formal review process, and in consultation with financial advisors and lawyers, we determined that the most viable path and best way to optimize the opportunities ahead for the company, our shareholders and our customers was to combine forces with HP.

•

We have all played a role in transforming Palm into an important player in the smartphone market once again. We have built the best mobile experience available today and a assembled a group of extremely talented and passionate employees.

•

This deal, and the high level of interest we received from other serious buyers, is a vote of confidence in our platform, our IP and our people. HP brings the necessary resources to enable us to scale Palm’s operating system, an operating system that is widely acknowledged as one of the best out there. You should view this as a positive development as we take the Company and our products to the next level.

•

We bring our platform, our IP, and our employees, and HP brings the resources we need to be #1. We are confident we will be stronger as a combined company than alone, and look forward to working over the coming months to integrate our businesses and share our vision.

•	Rest assured, we will continue to work closely with our partners and developers to expand the webOS platform and deliver quality products and services during this integration process and beyond.

•

As we work over the next three months to complete the transaction, it should be business as usual at Palm – we will all continue to work together to increase sell-through and satisfaction and strengthen our product roadmap.

•	Jon and the executive staff are committed to keeping employees up to date on significant milestones that will affect Palm employees.

•	In the meantime, if you have any questions, please see your manager.

Important Information for Palm Stockholders

In connection with the proposed merger, Palm will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT PALM FILES WITH THE SEC WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS.

Palm and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about Palm’s directors and executive officers is set forth in the proxy statement for Palm’s 2009 annual meeting of stockholders, which was filed with the SEC on August 13, 2009. Information about HP’s directors and executive officers is set forth in the proxy statement for HP’s 2010 annual meeting of stockholders, which was filed with the SEC on January 27, 2010, and in HP’s

Annual Report on Form 10-K for the fiscal year ended October 31, 2009, which was filed with the SEC on December 17, 2009. Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the merger when it is filed with the SEC. The proxy statement, any additional proxy materials and Palm’s other SEC filings are, or when filed will be, available free of charge at the SEC’s website at www.sec.gov, by going to Palm’s Investor Relations page on its corporate website or by contacting Palm’s Investor Relations department by e-mail at teri.klein@palm.com, by phone at (408) 617-7000, or by mail at Palm, Investor Relations, 950 West Maude Avenue, Sunnyvale, California 94085.